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As filed with the Securities and Exchange Commission on April 5, 2000
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------
                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                          ---------------------------


                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                            33-0314804
       (State of Incorporation)         (I.R.S. Employer Identification No.)

       9393 Towne Centre Drive, Suite 200, San Diego, California   92127
            (Address of principal executive offices)     (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


     COMMON STOCK, NO PAR                          AMERICAN STOCK EXCHANGE
       VALUE PER SHARE

(Title of each class to be registered)         (Name of each exchange on which
                                                  class is to be registered)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                           REGISTRATION NO. 33-32742

Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                                (Title of Class)
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information called for by this Item 1 is incorporated herein by reference to "Description of Securities" on pages 28-30 of the Registrant's Registration Statement on Form S-1 (File No. 33-32742) declared effective by the Commission on May 8, 1990.

ITEM 2.     EXHIBITS.


1.      (a)  Specimen of Class A Common Stock Certificate (1)

2.      (a)  Bylaws of the Registrant (1)

        (b)  Restated Articles of Incorporation of the Registrant (2)

        (c)  First and Second Amendment to Bylaws (2)

        (d)  Fourth Amendment to Bylaws (3)

        (e)  Sixth Amendment to Bylaws (4)

        (f) Rights Agreement, dated as of March 5, 1999, with American Stock Transfer & Trust Company (5)

        (g) Form of Rights Certificate with respect to the Rights Agreement, dated as of March 5, 1999 (5)


(1) Incorporated by reference to the similarly described exhibit included with the Registrant's Registration Statement on Form S-1, File No. 33-49082, declared effective by the Commission on October 26, 1992.

(2) Incorporated by reference to the similarly described exhibit included with the Registrant's Amendment #4 to the Registration Statement on Form S-1, File No. 33-32742, declared effective by the Commission on April 13, 1994.

(3) Incorporated by reference to the similarly described exhibit included with the Registrant's Form 8-K, filed March 18, 1998.

(4) Incorporated by reference to the similarly described exhibit included with the Registrant's Form 8-K, filed October 30, 1998.

(5) Incorporated by reference to the similarly described exhibit included with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.



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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                          AVANIR PHARMACEUTICALS

Dated:  April 5, 2000


                                                       By: /s/ GREGORY P. HANSON
                                                           ---------------------
                                                               Gregory P. Hanson
                                                     Vice President, Finance and
                                                         Chief Financial Officer